Exhibit 10.11

TIBCO SOFTWARE INC.
NOTICE OF AWARD OF RESTRICTED STOCK UNITS (U.S.)
Unless otherwise defined herein, the terms defined in the 2008 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Notice of Award and in the Terms and Conditions of Restricted Stock Units (the “Agreement”), attached hereto as Appendix A.
Name: [insert name] (the “Employee”)
You have been granted the right to receive Restricted Stock Units, subject to the terms and conditions of the Plan, the Agreement and this Notice of Award as follows:
Award Number                _________________________
Date of Award                    _________________________
Vesting Commencement Date        _________________________
Total Number of Restricted Stock         _________________________
Units
Vesting Schedule:
[Vesting to be inserted].
In the event the Employee ceases to be a Service Provider for any or no reason (including death or Disability) before the Employee vests in the right to acquire the Shares to be issued pursuant to the Restricted Stock Unit, the Restricted Stock Unit and the Employee’s right to acquire any Shares hereunder will immediately terminate. For purposes of this Notice of Award and the Agreement, a “Service Provider” means an Employee, Non-Employee Director or Consultant.

By signing below, you acknowledge that this award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and the Agreement, both of which are made a part of this document. By signing this Notice of Award, the Employee represents that he or she has reviewed the Plan, the Agreement and this Notice of Award in their entirety and fully understands all provisions of the Plan, the Agreement and this Notice of Award.

EMPLOYEE:
________________________________
Signature
________________________________
Print Name

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Exhibit 10.11

APPENDIX A
TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS
1.    Award. The Company hereby grants to the Employee under the Plan an award of Restricted Stock Units, subject to all of the terms and conditions in this Agreement, the attached Notice of Award and the Plan. If and when any Restricted Stock Units are paid to the Employee, par value for the Shares issued will be deemed paid by the Employee by past services rendered by the Employee.
2.    Company’s Obligation to Pay. Each Restricted Stock Unit has a value equal to the Fair Market Value of a Share on the date it becomes vested. Unless and until the Restricted Stock Units will have vested in the manner set forth in paragraphs 3 through 5, the Employee will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Payment of any vested Restricted Stock Units will be made in whole Shares only.
3.    Vesting Schedule. Subject to paragraphs 4 through 6, the Restricted Stock Units awarded by this Agreement and the attached Notice of Award will vest in the Employee according to the vesting schedule set forth on the attached Notice of Award. Restricted Stock Units shall not vest in the Employee in accordance with any of the provisions of this Agreement unless the Employee remains a Service Provider through the applicable vesting dates, except as otherwise provided in paragraph 5.
4.    Acceleration Upon Death. If the Employee ceases to be such on account of his or her death, then those Restricted Stock Units awarded by this Agreement that would have vested (solely by reason of continued employment) had the Employee remained employed for an additional twelve (12) months will vest as of the date of termination of employment. For purposes of applying the preceding sentence, any applicable performance objectives during the twelve (12) month period will be deemed to have been achieved at target level during such period.

5.    Committee Discretion. The Committee, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Committee. Notwithstanding anything in the Plan or this Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with the Employee ceasing to be a Service Provider (provided that such cessation is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) the Employee is a “specified employee” within the meaning of Section 409A at the time of such cessation and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to the Employee on or within the six (6) month period following the date the Employee ceases to be a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of such cessation, unless the Employee dies during such six (6) month period, in which case, the Restricted Stock Units will be paid to the Employee’s estate as soon as practicable following his or her death, subject to paragraph 9. It is the intent of this Agreement to comply with the requirements of Section

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Exhibit 10.11

409A so that none of the Restricted Stock Units provided under this Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. For purposes of this Agreement, “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.
6.    Forfeiture upon Termination of Service. Notwithstanding any contrary provision of this Agreement or the attached Notice of Award, if the Employee ceases to be a Service Provider for any or no reason, the then-unvested Restricted Stock Units awarded by this Agreement and the attached Notice of Award will thereupon be forfeited at no cost to the Company and the Employee will have no further rights thereunder.
7.    Payment after Vesting.
(a)    Subject to paragraph 7(b), any Restricted Stock Units that vest in accordance with paragraph 3 or paragraph 4 will be paid to the Employee (or in the event of the Employee’s death, to his or her estate) in whole Shares as soon as administratively practicable after vesting, subject to paragraph 9 and the other provisions of this Agreement, but in no event later than the date that is two-and-one-half months from the end of the Company’s tax year that includes the vesting date. Any Restricted Stock Units that vest in accordance with paragraph 5 will be paid to the Employee at the time(s) provided in paragraph 5, subject to paragraph 9 and the other provisions of this Agreement.
(b)    If the Committee permits the Employee to elect to defer the settlement of vested Restricted Stock Units and the Employee makes such an election in accordance with the terms of the Plan and the rules and procedures determined by the Committee, in its sole discretion, payment of vested Restricted Stock Units (and any Dividend Restricted Stock Units) will be made in accordance with the terms of such election. Notwithstanding the foregoing, if a Change of Control occurs during the twelve (12) month period following the Date of Award and the Change of Control qualifies as a change in control under Treasury regulation section 1.409A-3(i)(5)), any Restricted Stock Units that vest in accordance with the Change of Control Vesting Schedule will be paid to the Employee (or in the event of the Employee’s death, to his or her estate) in whole Shares as soon as administratively practicable after vesting, subject to paragraph 9, but in no event later than the end of the calendar year that includes the date of vesting or, if later, the fifteenth (15th) day of the third (3rd) calendar month following the date of vesting (provided that the Employee will not be permitted, directly or indirectly, to designate the taxable year of the payment). If a Change of Control occurs during the twelve (12) month period following the Date of Award and the Change of Control does not qualify as a change in control under Treasury regulation section 1.409A-3(i)(5)), any Restricted Stock Units that vest in accordance with the Change of Control Vesting Schedule will be paid to the Employee (or in the event of the Employee’s death, to his or her estate) in whole Shares at the same time or times as if such Restricted Stock Units had vested in accordance with the Original Vesting Schedule (whether or not the Employee remains a Service Provider through such date(s)), subject to paragraph 9; provided, however, that such Restricted Stock Units will be paid no later than the end of the calendar year that includes the date of vesting under the Original Vesting Schedule or, if later, the fifteenth (15th) day of the third (3rd) calendar month following the date of vesting under the Original Vesting Schedule (provided that the Employee will not be permitted, directly or indirectly, to designate the taxable year of the payment).

RSU Agreement (U.S.)
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Exhibit 10.11

8.    Payments after Death. Any distribution or delivery to be made to the Employee under this Agreement will, if the Employee is then deceased, be made to the administrator or executor of the Employee’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
9.    Withholding of Taxes. The Company or the Employer will withhold a portion of the Shares that have an aggregate market value sufficient to pay all Tax Obligations required to be withheld by the Company or the Employer with respect to the Shares, unless the Committee, in its sole discretion, requires or permits the Employee to make alternate arrangements satisfactory to the Company for such withholdings in advance of the arising of any withholding obligations. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit the Employee to satisfy his or her Tax Obligations, in whole or in part by one or more of the following (without limitation): (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (c) selling a sufficient number of such Shares otherwise deliverable to Employee through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. Notwithstanding any contrary provision of this Agreement, no Restricted Stock Units will be granted unless and until satisfactory arrangements (as determined by the Company) will have been made by the Employee with respect to the payment of any income and other taxes which the Company determines must be withheld or collected with respect to such Shares. In addition and to the maximum extent permitted by law, the Company or the Employer has the right to retain without notice from salary or other amounts payable to the Employee, cash having a sufficient value to satisfy any tax withholding obligations that the Company determines cannot be satisfied through the withholding of otherwise deliverable Shares. All Tax Obligations related to the award of Restricted Stock Units and any Shares delivered in payment thereof are the sole responsibility of the Employee. By accepting this award, the Employee expressly consents to the withholding of Shares and to any additional cash withholding as provided for in this paragraph 9. Only whole Shares will be withheld or sold to satisfy any tax withholding obligations pursuant to this paragraph 9. The number of Shares withheld will be rounded up to the nearest whole Share, with a cash refund to the Employee for any value of the Shares withheld in excess of the tax obligation (pursuant to such procedures as the Company may specify from time to time). To the extent that the cash refund described in the preceding sentence is not administratively feasible, as determined by the Company in its sole discretion, the number of Shares withheld will be rounded down to the nearest whole Share and, in accordance with this paragraph 9 and to the maximum extent permitted by law, the Company will retain from salary or other amounts payable to the Employee cash having a sufficient value to satisfy any additional tax withholding.
10.    Rights as Stockholder. Subject to paragraph 11, neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Employee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

RSU Agreement (U.S.)
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Exhibit 10.11

11.    Dividend Equivalents. If the Committee permits the Employee to elect to defer the settlement of vested Restricted Stock Units and the Employee makes such an election in accordance with the terms of the Plan and the rules and procedures determined by the Committee, in its sole discretion, the Employee shall be entitled to receive dividends and distributions paid on the Shares underlying vested Restricted Stock Units unless a Change of Control occurs during the twelve (12) month period following the Date of Award and the Change of Control qualifies as a change in control under Treasury regulation section 1.409A-3(i)(5)). Any such dividends or other distributions automatically shall be deemed reinvested in Restricted Stock Units on the date of payment of any such dividends or distributions (the “Dividend Restricted Stock Units”). The number of Dividend Restricted Stock Units shall be determined as follows: (a) if the Company declares and pays a cash dividend on the Shares, the number of Dividend Restricted Stock Units shall be equal to the quotient obtained by dividing the cash dividend paid on the Shares underlying vested Restricted Stock Units by the Fair Market Value (as defined in the Plan) of the Shares on the date the dividend is paid; or (b) if the Company distributes Shares, the number of Dividend Restricted Stock Units shall be equal to the number of Shares distributed with respect to the Shares underlying vested Restricted Stock Units. Dividend Restricted Stock Units shall be subject to the same terms and conditions as the Restricted Stock Units, including the Employee’s deferral election.
12.    No Effect on Employment. The terms of the Employee’s employment with his or her Employer are governed by applicable local law and any relevant employment agreement. This Agreement and the attached Notice of Award do not constitute an express or implied promise of continued employment for any period of time. The Employee may terminate his or her employment and the Employer may terminate the Employee’s employment in accordance with applicable local law and any relevant employment agreement.
13.    Labor Law. By accepting this award of Restricted Stock Units, the Employee acknowledges that: (a) the award of Restricted Stock Units is a one-time benefit which does not create any contractual or other right to receive future awards of Restricted Stock Units, or benefits in lieu of Restricted Stock Units; (b) all determinations with respect to any future awards, including, but not limited to, the times when the Restricted Stock Units shall be granted, the number of Shares subject to each award of Restricted Stock Units and the time or times when Restricted Stock Units shall vest, will be at the sole discretion of the Company; (c) the Employee’s participation in the Plan is voluntary; (d) the value of this Restricted Stock Units is an extraordinary item of compensation which is outside the scope of the Employee’s employment contract, if any; (e) these Restricted Stock Units are not part of the Employee’s normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (f) the vesting of this Restricted Stock Units ceases upon termination of employment for any reason except as may otherwise be explicitly provided in the Plan or this Agreement; (g) the future value of the underlying Shares is unknown and cannot be predicted with certainty; (h) these Restricted Stock Units have been granted to the Employee in the Employee’s status as an employee of the Company or the Employer; (i) any claims resulting from these Restricted Stock Units shall be enforceable, if at all, against the Company; and (j) there shall be no additional obligations for any subsidiary or affiliate employing the Employee as a result of these Restricted Stock Units.
14.    Address for Notices. Any notice to be given to the Company under the terms of this Agreement and the attached Notice of Award will be addressed to the Company, in care of

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Exhibit 10.11

Shareholder Services, TIBCO Software Inc., 3303 Hillview Avenue, Palo Alto, California, 94304, or at such other address as the Company may hereafter designate in writing.
15.    Award is Not Transferable. Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than by will, by the laws of descent or distribution, or to a Service Provider’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child, support, alimony payments or marital property rights. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of Restricted Stock Units, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, Restricted Stock Units granted herein and the rights and privileges conferred hereby immediately will become null and void.
16.    Binding Agreement. Subject to the limitation on the transferability of Restricted Stock Units contained herein, this Agreement and the attached Notice of Award will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
17.    Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any foreign, state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Employee (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.
18.    Plan Governs. This Agreement and the attached Notice of Award are subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. In the event of a conflict between one or more provisions of the attached Notice of Award and one or more provisions of the Plan, the provisions of the Plan will govern.
19.     Committee Authority. The Committee will have the power to interpret the Plan, this Agreement and the attached Notice of Award and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon the Employee, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement and the attached Notice of Award.
20.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
21.    Agreement Severable. In the event that any provision in this Agreement or the attached Notice of Award will be held invalid or unenforceable, such provision will be severable

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Exhibit 10.11

from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement or the attached Notice of Award.
22.    Modifications to the Agreement. This Agreement and the attached Notice of Award constitute the entire understanding of the parties on the subjects covered. The Employee expressly warrants that he or she is not accepting this Agreement or the attached Notice of Award in reliance on any promises, representations, or inducements other than those contained herein and therein. Modifications to this Agreement, the attached Notice of Award or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan, this Agreement or the attached Notice of Award, the Company reserves the right to revise this Agreement or the attached Notice of Award as it deems necessary or advisable, in its sole discretion and without the consent of the Employee, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A prior to the actual payment of Shares pursuant to this award of Restricted Stock Units.
23.    Amendment, Suspension or Termination of the Plan. By accepting this Restricted Stock Unit award, the Employee expressly warrants that he or she has received a conditional right to receive Shares issued under the Plan, and has received, read and understood a description of the Plan. The Employee understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.
24.    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request the Employee’s consent to participate in the Plan by electronic means. The Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
25. Disclosure of Employee Information. By accepting this Restricted Stock award, the Employee consents to the collection, use and transfer of personal data as described in this paragraph. The Employee understands that the Company and its Subsidiaries hold certain personal information about him or her, including his or her name, home address and telephone number, date of birth, social security or identity number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all awards of Restricted Stock or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the purpose of managing and administering the Plan (“Data”). The Employee further understands that the Company and/or its Subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of his or her participation in the Plan, and that the Company and/or any of its Subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Employee understands that these recipients may be located in the European Economic Area, or elsewhere, such as in the U.S. or Asia. The Employee authorizes the Company to receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Plan, including any requisite transfer to a broker or other third party with whom he or she may elect to deposit any Shares of stock acquired from this award of Restricted Stock of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares of stock on his or her behalf. The Employee understands

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Exhibit 10.11

that he or she may, at any time, view the Data, require any necessary amendments to the Data or withdraw the consent herein in writing by contacting the Human Resources Department for his or her employer.
    26.    Notice of Governing Law. This Agreement and the attached Notice of Award shall be governed by the laws of the State of Delaware, U.S.A., without regard to its principles of conflict of laws. For purposes of litigating any dispute that arises under this award of Restricted Stock Units, this Agreement or the attached Notice of Award, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Santa Clara County, California, or the federal courts of the United States for the Northern District of California, and no other courts where this award of Restricted Stock Units is made and/or to be performed.

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